Exhibit 10.1

STOCK PURCHASE AGREEMENT

        THIS AGREEMENT made and entered into as of this 13th day of March, 2003, by and among GRACO INC., a Minnesota corporation (the “Company”), David A. Koch, a resident of the State of Minnesota (“David Koch”), Barbara G. Koch, a resident of the State of Minnesota (“Barbara Koch”), David A. Koch, Paul M. Torgerson and U.S. Bank Trust National Association SD, as Trustees of the Trust (the “Trust”) administered pursuant to Article V of the Last Will and Testament and Codicil thereto of Clarissa L. Gray deceased (the “Trustee”), and Greycoach Foundation, a Minnesota nonprofit corporation (the “Foundation” and, together with David Koch, Barbara Koch and the Trustee, collectively referred to herein as the “Sellers”; each of such persons is sometimes referred to herein as a “Seller”).

RECITALS

        WHEREAS, (a) David Koch owns 656,364 shares (the “David Koch Shares”) of Common Stock of the Company, par value $1.00 per share (the “Common Stock”), (b) Barbara Koch owns 536,853 shares (the “Barbara Koch Shares”) of Common Stock, (c) the Trustee owns 1,209,444 shares (the “Trust Shares”) of Common Stock, and (d) the Foundation owns 115,700 shares (the “Foundation Shares”) and, together with the David Koch Shares, the Barbara Koch Shares and the Trust Shares, collectively referred to herein as the “Shares”) of Common Stock; and

        WHEREAS, the Sellers desire to sell to the Company, and the Company desires to repurchase from the Sellers, a portion of the Shares, as set forth in Article 1 below, on the terms and subject to the conditions set forth in this Agreement;

        In consideration of the mutual agreements hereinafter contained and good and valuable other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

PURCHASE AND SALE OF THE PURCHASE SHARES

        Subject to the terms and conditions hereinafter set forth, each of the Sellers, in reliance on the representations and warranties of the Company contained herein, hereby agrees to sell, assign and transfer to the Company on the Closing Date (as hereinafter defined), and the Company, in reliance on the representations and warranties of such Seller contained herein, hereby agrees to purchase from each such Seller on the Closing Date, for a purchase price of $24.89 per share (the “Per Share Purchase Price”) the following Shares (the “Purchase Shares”): from David Koch 606,343 David Koch Shares; from Barbara Koch 268,513 Barbara Koch Shares; from the Trustee 1,209,444 Trust Shares; and from the Foundation 115,700 Foundation Shares.

ARTICLE 2

PAYMENT

        The aggregate purchase price to be paid to (a) David Koch for the David Koch Shares constituting Purchase Shares shall be $15,091,877.27 (the “David Koch Purchase Price”), (b) Barbara Koch for the Barbara Koch Shares constituting Purchase Shares shall be $6,683,288.57 (the “Barbara Koch Purchase Price”), (c) the Trustee for the Trust Shares constituting Purchase Shares shall be $30,103,061.16 (the “Trust Purchase Price”), and (d) the Foundation for the Foundation Shares constituting Purchase Shares shall be $2,879,773 (the “Foundation Purchase Price” and, together with the David Koch Purchase Price, the Barbara Koch Purchase Price and the Trust Purchase Price, collectively referred to herein as the “Purchase Price”), in each case which amount equals the Per Share Purchase Price multiplied by the number of Purchase Shares being sold hereunder by such Seller.

        At the Closing (as hereinafter defined), upon transfer of all of (i) the Purchase Shares sold by David Koch as provided for herein, the Company shall pay the David Koch Purchase Price to David Koch by wire transfer of immediately available funds to the account specified by Sellers’ representative Scott Waychoff in writing prior to the Closing Date, (ii) the Purchase Shares sold by Barbara Koch as provided for herein, the Company shall pay the Barbara Koch Purchase Price to Barbara Koch by wire transfer of immediately available funds to the account referred to in clause (i) above, (iii) the Purchase Shares sold by the Trust as provided for herein, the Company shall pay the Trust Purchase Price to the Trustee by wire transfer of immediately available funds to the account specified by Sellers’ representative Scott Waychoff in writing prior to the Closing Date and (iv) the Purchase Shares sold by the Foundation as provided for herein, the Company shall pay the Foundation Purchase Price to the Foundation by wire transfer of immediately available funds to the account specified by Sellers’ representative Scott Waychoff in writing prior to the Closing Date. The Company’s payment of the David Koch Purchase Price, the Barbara Koch Purchase Price, the Trust Purchase Price or the Foundation Purchase Price, as the case may be, to such account shall be deemed to constitute payment in full to such Seller for the Purchase Shares sold hereunder by such Seller.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

        David Koch and Barbara Koch, jointly and severally, represent and warrant to the Company with respect to all Sellers and all matters set forth in this Article 3 as follows, and each of the Trustee and the Foundation, severally and not jointly and with respect only to itself and matters related to it set forth in this Article 3, represents and warrants to the Company as follows:

        3.1 Ownership of the Purchase Shares. (a) Each Seller is, and at Closing will be, the sole record owner of those David Koch Shares, Barbara Koch Shares, Trust Shares or Foundation Shares (as applicable) that constitute Purchase Shares; provided, that (i) those Foundation Shares that constitute Purchase Shares are held in the Foundation’s account at Merrill Lynch Pierce Fenner & Smith (“Merrill Lynch”) and Merrill Lynch is, and at Closing will be, the sole record owner of such Purchase Shares, as custodian for the Foundation, (ii) those Barbara Koch Shares that constitute Purchase Shares are held in Barbara Koch’s account at Merrill Lynch and Merrill Lynch is, and at Closing will be, the sole record owner of such Purchase Shares, as custodian for Barbara Koch, (iii) 36,841 of those David Koch Shares that constitute Purchase Shares are held in David Koch’s account at Merrill Lynch and Merrill Lynch is, and at Closing will be, the sole record owner of such Purchase Shares, as custodian for David Koch, and (iv) 17,392 of those Trust Shares that constitute Purchase Shares are held in the Trustee’s account at U.S. Bancorp Piper Jaffray (“Piper Jaffray”) and Piper Jaffray is, and at Closing will be, the sole record owner of such Purchase Shares, as custodian for the Trustee. None of such accounts is a margin account.

        (b) Except for the record ownership in Merrill Lynch and Piper Jaffray set forth in Section 3.1(a) above, each Seller has all right, title and interest in those David Koch Shares, Barbara Koch Shares, Trust Shares or Foundation Shares (as applicable) that constitute Purchase Shares, free and clear of any and all liens, pledges, encumbrances, security interests, charges, agreements, restrictions or claims of any kind whatsoever (each a “Lien”), and no Lien will arise as a result of the sale of such Purchase Shares to the Company pursuant to this Agreement. There are no options, warrants, purchase rights or other contracts or commitments outstanding that would permit any person to acquire any of such Purchase Shares or any interest therein except pursuant to this Agreement, no voting trusts are in existence with respect to such Purchase Shares, and no person other than such Seller, except Merrill Lynch or Piper Jaffray to the extent of their record ownership of the Purchase Shares set forth in Section 3.1(a) above, has or shares any voting rights with respect to any such Purchase Shares. No person has asserted any claim or commenced or threatened any litigation concerning such Seller’s (or, as applicable, Merrill Lynch’s or Piper Jaffray’s) record title to or any other interest in such Purchase Shares. All of such Purchase Shares are, and have been for at least two years, beneficially owned by such Seller. For purposes of this representation, Purchase Shares acquired in stock splits are deemed to have been acquired on the date that the Purchase Shares into which such Purchase Shares were split or re-split were originally acquired by such Seller. Such Seller owns no shares of capital stock of the Company other than the Shares indicated in the first paragraph of the Recitals above; provided, that David Koch holds options to acquire shares of Common Stock. None of the Sellers is subject to backup withholding pursuant to the Code (as hereinafter defined) or the regulations promulgated thereunder.

        3.2 The Trust. The Trustee has the legal right, power and authority under the Trust, all laws applicable thereto and otherwise to transfer, assign and deliver those Trust Shares that constitute Purchase Shares as provided in this Agreement and perform its other obligations under this Agreement free of any claims of persons having vested or contingent interests in the Trust. The Trust is a trust which was duly created under the laws of the State of Minnesota and which now has its situs in and is validly existing under the laws of the State of South Dakota, the sole trustees of which are set forth in the first sentence of this Agreement. The Trustee has previously delivered to the Company a true and correct copy of the trust instrument that establishes and governs the Trust, as currently in effect.

        3.3 The Foundation. The Foundation is a nonprofit corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all corporate power necessary (and the legal right, power and authority under its articles of incorporation and bylaws, all laws applicable thereto and otherwise) to transfer, assign and deliver those Foundation Shares that constitute Purchase Shares as provided in this Agreement and perform its other obligations under this Agreement. The Company is not a “disqualified person” with respect to the Foundation within the meaning of Section 4946 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder. David Koch, Barbara Koch, Paul Torgerson, and Sidney Sehlin constitute all of the directors and officers of the Foundation, and no other person is a “foundation manager”, within the meaning of Section 4946(b) of the Code, with respect to the Foundation. The Foundation has no “substantial contributors”, within the meaning of Section 507(d)(2) of the Code and the regulations promulgated thereunder, other than David Koch and Barbara Koch. The Foundation has previously delivered to the Company true and correct copies of the Foundation’s articles of incorporation and bylaws, each as currently in effect.

        3.4 Authorization, etc. The execution, delivery and performance by each of the Trustee and the Foundation of this Agreement have been duly authorized by all necessary action on the part of each such Seller. Each of David Koch and Barbara Koch has the requisite capacity and the legal right and power to transfer, assign and deliver those David Koch Shares and those Barbara Koch Shares that constitute Purchase Shares, respectively, as provided in this Agreement, to execute and deliver this Agreement and to perform his or her other obligations under this Agreement. This Agreement has been duly executed and delivered by each Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as (i) the enforceability of this Agreement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

        3.5 Governmental Authorization. The execution, delivery and performance by each Seller of this Agreement require no action by or in respect of, or filing with, any governmental body, agency or official, provided, that this Agreement must be filed with the Securities and Exchange Commission.

        3.6 Non-Contravention. The execution, delivery and performance by each Seller of this Agreement do not (i) violate the terms of the Trust or the articles of incorporation or bylaws of the Foundation, (ii) violate any applicable statute, law, rule, regulation, ordinance, judgment, ruling by a court, writ, injunction, order or decree, or (iii) require any consent or other action (except the action that has been taken by each Seller in executing and delivering this Agreement) by, or any notice to, any person under, or constitute a default or create a penalty under, conflict with or give rise to any right of termination, cancellation or acceleration of any right or obligation of any Seller under, any agreement, contract, lease, license or other instrument binding upon or applicable to any Seller.

        3.7 Litigation. There is no action, suit, investigation or proceeding pending against or, to the knowledge of each Seller, threatened against or affecting, any Seller or any affiliate of any Seller as of the date of this Agreement which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

        3.8 Access to Information. Each Seller has been given the opportunity to ask questions of, and receive answers from, the officers of the Company with respect to the financial performance and prospects of the Company, has reviewed the publicly available information concerning the Company, including the current and recent market price of the Common Stock, and has had access to all additional information requested by it concerning the business, operations and financial condition, performance and prospects of the Company. The Trustee and the Foundation each acknowledges that its trustees or the members of its board of directors (as applicable) are familiar with the financial condition, performance and prospects of the Company and David Koch and Barbara Koch each acknowledge that they are familiar with the financial condition, performance and prospects of the Company.

        3.9 Insolvency. No insolvency or bankruptcy proceedings of any nature are pending against or with respect to any Seller under the laws of the United States, any state or any foreign jurisdiction.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to each Seller as follows:

        4.1 Corporate Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all corporate power necessary to purchase the Purchase Shares pursuant to the terms of this Agreement and perform its other obligations under this Agreement.

        4.2 Corporate Authorization. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as (i) the enforceability of this Agreement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

        4.3 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement require no action by or in respect of, or filing with, any governmental body, agency or official, provided, that this Agreement must be filed with the Securities and Exchange Commission.

        4.4 Non-Contravention. The execution, delivery and performance by the Company of this Agreement do not (i) violate the articles of incorporation or bylaws of the Company, (ii) violate any applicable statute, law, rule, regulation, ordinance, judgment, ruling by a court, writ, injunction, order or decree or (iii) require any consent or other action by, or any notice to, any person under, or constitute a default or create a penalty under, conflict with or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company under, any agreement, contract, lease, license or other instrument binding upon or applicable to the Company, provided that this Agreement must be filed with the Securities and Exchange Commission.

        4.5 Litigation. There is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the Company or any subsidiary of the Company as of the date of this Agreement which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

        4.6 No Insolvency. No insolvency or bankruptcy proceedings of any nature are pending against or with respect to the Company under the laws of the United States, any state or any foreign jurisdiction.

        4.7 Minnesota Business Corporation Act. The Company has submitted the question of compliance with Section 302A.551 of the Minnesota Business Corporation Act to its Board of Directors in good faith and its Board of Directors has determined, pursuant to Section 302A.551, Subd. 1, that the Company will be able to pay its debts in the ordinary course of business after repurchasing the Purchase Shares pursuant to the terms of this Agreement.

        4.8 Record Date for Dividend. The Board of Directors has set April 21, 2003 as the record date for the quarterly cash dividend payable to its shareholders on May 7, 2003.

ARTICLE 5

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

        Representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder and continue indefinitely, regardless of any investigation made by the parties hereto, and shall be enforceable against the party making the representations and warranties (which, in the case of the Trustee or the Foundation, shall also include David Koch and Barbara Koch, jointly and severally) by the party for whose benefit they are made. Such representations and warranties (unless otherwise expressly provided therein to have been made as of the date of this Agreement) shall be deemed to be representations and warranties made as of the Closing Date as well as the date of this Agreement, unless such Seller (or, in the case of the Foundation, an officer of such Seller), David Koch, Barbara Koch or an officer of the Company, as the case may be, shall deliver a certificate to the contrary prior to the Closing to the party or parties for whose benefit the representation and warranty is made.

ARTICLE 6

COVENANTS

        6.1 Covenants of the Sellers. Each Seller covenants that, during the period which commences on the date hereof and ends on the Closing Date, it will not, and each of David Koch and Barbara Koch covenants that no Seller will, during the period which commences on the date hereof and ends on the Closing Date, directly or indirectly (i) sell, transfer, dispose of, grant any option or other right with respect to, or otherwise encumber or restrict (or permit Merrill Lynch or Piper Jaffray to do any of the foregoing), (ii) agree to sell, transfer, dispose of, grant any option or other right with respect to, or otherwise encumber or restrict (or permit Merrill Lynch or Piper Jaffray to do any of the foregoing), or (iii) solicit or entertain offers for the purchase or acquisition of (or permit Merrill Lynch or Piper Jaffray to do any of the foregoing), any of the Purchase Shares or any interest therein, except pursuant to this Agreement. With respect to Purchase Shares held of record by Merrill Lynch or Piper Jaffray, each Seller further covenants to, and each of David Koch and Barbara Koch covenants that each Seller will, cause Merrill Lynch or Piper Jaffray (as applicable) to take all actions necessary to transfer, assign and deliver all such Purchase Shares owned by such Seller (or, in the case of David Koch and Barbara Koch, each Seller) to the Company pursuant to this Agreement.

ARTICLE 7

CONDITIONS TO CLOSING

        7.1 Conditions to Obligation of the Company. (a) The obligation of the Company to consummate the Closing is subject to the satisfaction of the following conditions (all or any of which may be waived by the Company):

        (i)      (A) Each Seller shall have performed in all material respects all of such Seller’s covenants, agreements and obligations hereunder required to be performed by such Seller on or prior to the Closing Date and (B) the representations and warranties of each Seller contained in this Agreement shall be true in all material respects at and as of the Closing Date as if made at and as of such date except as expressly stated therein to have been made as of the date of this Agreement.

        (ii)      The stock certificates representing all of the Purchase Shares shall have been delivered to the Company properly endorsed or accompanied by properly signed stock powers in form suitable for transfer to the Company of all right, title and interest in all of the Purchase Shares in accordance with the provisions hereof or, with respect only to those Purchase Shares held of record by Merrill Lynch or Piper Jaffray, all actions shall have been taken and all documents and instruments shall have been delivered, in each case to the Company’s reasonable satisfaction, in order to transfer to the Company all right, title and interest in all of such Purchase Shares.

(iii) The Company shall have received at the Closing an opinion dated the Closing Date from Dorsey & Whitney LLP, counsel to the Sellers, in substantially the form set forth in Exhibit A hereto.

(iv) The purchase of the Purchase Shares by the Company shall be in compliance with Section 302A.551 of the Minnesota Business Corporation Act.

        (v)      No certificate shall have been delivered by or on behalf of any Seller under Article 5 which establishes that the representation and warranties of such Seller contained in this Agreement are untrue in any material respect.

        (vi)      No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing or otherwise prohibit the sale of the Purchase Shares (or any of them) pursuant to this Agreement.

        (b) Notwithstanding any other provision of this Agreement, (i) the Company shall have no obligation to consummate the Closing or otherwise purchase any Purchase Shares if any of the conditions set forth in Section 7.1(a) are not satisfied in full or waived by the Company (regardless of which or how many of the Sellers or the Purchase Shares such unsatisfied or unwaived conditions relate to and whether all conditions set forth in such Section have been satisfied with respect to some, but not all, of the Sellers or the Purchase Shares) and (ii) the Company shall not be obligated to purchase any Purchase Shares from any Seller unless it simultaneously has the right to purchase all Purchase Shares from all Sellers.

        7.2. Conditions to Obligations of the Sellers. The obligation of each Seller to consummate the Closing is subject to the satisfaction of the following conditions (all or any of which may be waived by such Seller):

        (i)      (A) The Company shall have performed in all material respects all of its covenants, agreements and obligations hereunder required to be performed by it with respect to such Seller at or prior to the Closing Date and (B) the representations and warranties of the Company contained in this Agreement made to such Seller shall be true in all material respects at and as of the Closing Date as if made at and as of such date except as expressly stated therein to have been made as of the date of this Agreement.

(ii) The Sellers shall have received at the Closing an opinion dated the Closing Date from Robert M. Mattison, general counsel to the Company, in substantially the form set forth in Exhibit B hereto.

(iii) The portion of the Purchase Price payable for the Purchase Shares of such Seller shall have been received by such Seller on the Closing Date in accordance with Article 2 hereof.

(iv) The purchase of the Purchase Shares by the Company shall be in compliance with Section 302A.551 of the Minnesota Business Corporation Act.

        (v)      No certificate shall have been delivered by an officer of the Company under Article 5 which establishes that the representations and warranties of the Company contained in this Agreement made to such Seller are untrue in any material respect.

(vi) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the sale of any Purchase Shares owned by such Seller pursuant to this Agreement.

ARTICLE 8

CLOSING

        8.1 Closing and Closing Date. The closing of the sale and purchase of the Purchase Shares (the “Closing”) shall occur at 9:00 a.m. on March 13, 2003, or such other time or date to which the Company and the Sellers may agree (the actual date of Closing being the “Closing Date”) at the offices of Faegre & Benson LLP in Minneapolis, Minnesota or such other place to which the Company and the Sellers may agree, provided, that if the conditions to Closing in Article 7 shall not have been satisfied in full or waived pursuant to Article 7 by that date and the Company and the Sellers do not otherwise agree, the Closing shall occur on the first business day after all conditions have been satisfied or waived under Article 7. Notwithstanding anything to the contrary set forth herein, the Closing shall not be held in any jurisdiction in which a stock transfer tax would be applied to any transaction to be consummated at the Closing.

        8.2 Proceedings at Closing. All proceedings to take place and all documents to be executed and delivered by the parties at the Closing shall be deemed to have taken place and been executed and delivered simultaneously, and no proceeding shall be deemed to have taken place nor any document executed or delivered until all have taken place and been executed and delivered.

        8.3 Deliveries at Closing. (a) At Closing, each Seller shall deliver to the Company the following:

        (i)      certificates representing all the Purchase Shares owned by such Seller, which certificates shall be duly endorsed in blank or, in lieu thereof, shall have affixed thereto stock powers executed in blank, and in form suitable for transfer to the Company or, with respect only to those Purchase Shares owned by such Seller that are held of record by Merrill Lynch or Piper Jaffray, such documents and instruments as the Company may reasonably request in order to transfer to the Company all right, title and interest in such Purchase Shares; and

(ii) the opinion of Dorsey & Whitney LLP described above.

        (b) At Closing, the Company shall deliver to each Seller from which the Company is purchasing Purchase Shares the following:

(i) the portion of the Purchase Price payable for the Purchase Shares owned by such Seller as provided above in Article 2; and

(ii) the opinion of Robert M. Mattison described above.

        8.4 David Koch Option Shares. David Koch represents and warrants to the Company that 47,723 of those David Koch Shares that constitute Purchase Shares (the “Option Shares”) were acquired by him upon the exercise of stock options in March 2003. David Koch further acknowledges, confirms and agrees that that certain Stock Power executed by him in blank and delivered to the Company on the date hereof shall be deemed to relate to and transfer to the Company the Option Shares as well as all of the other David Koch Shares that constitute Purchase Shares.

ARTICLE 9

BROKERS

        David Koch and Barbara Koch, jointly and severally, and each of the Trustee and the Foundation, severally and not jointly and only with respect to itself, represents to the Company and the Company represents to each Seller that neither any Seller (with respect to the foregoing representations of the Sellers) nor the Company (with respect to the foregoing representation of the Company), respectively, has engaged anyone to act as a broker or finder in connection with the transactions contemplated by this Agreement. Each Seller agrees to indemnify the Company and hold the Company harmless from and against any and all liability to which the Company may be subjected by reason of any broker’s, finder’s or similar fee with respect to the transactions contemplated by this Agreement to the extent that such fee is attributable to any action undertaken by or on behalf of such Seller (or, with respect to the indemnification obligations of David Koch or Barbara Koch herein, to the extent that such fee is attributable to any action undertaken by or on behalf of any Seller). The Company agrees to indemnify each Seller and hold each Seller harmless from and against any and all liability to which such Seller may be subjected by reason of any broker’s, finder’s or similar fee with respect to the transactions contemplated by this Agreement to the extent that such fee is attributable to any action undertaken by or on behalf of the Company.

ARTICLE 10

ADDITIONAL COVENANTS AND AGREEMENTS

        Each of the Company and each Seller agrees to cooperate and use its reasonable efforts to cause the transactions contemplated by this Agreement to be consummated on the Closing Date and, in connection therewith, each agrees to furnish such information and access to its books and records as may be required in connection with any filing with, and to use its reasonable efforts to obtain any consent, approval or authorization of, any governmental authority or any third party in connection with the consummation of any transaction contemplated hereby, and to execute such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby. With respect to the dividend of the Company to be payable to those shareholders who are shareholders of record at the close of business on April 21, 2003, the Sellers and the Company agree that if Closing occurs after April 21, 2003, such dividend will be paid to the Sellers on May 7, 2003.

ARTICLE 11

TERMINATION

        11.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

(i) by mutual written agreement of the Sellers and the Company;

        (ii)      by either the Sellers or any of them, on the one hand, or the Company, on the other hand, if the Closing shall not have been consummated on or before March 22, 2003, provided, that such failure is not due to the failure of the party or parties seeking to terminate this Agreement to comply in all material respects with its or their obligations under this Agreement;

        (iii)      by any Seller, if the conditions applicable to such Seller set forth in Section 7.2 shall become impossible to fulfill other than for reasons within the control of such Seller, and such conditions shall not have been waived pursuant to Article 7;

        (iv)      by the Company, if the conditions set forth in Section 7.1 shall become impossible to fulfill other than for reasons within the control of the Company, and such conditions shall not have been waived pursuant to Article 7.

The party or parties desiring to terminate this Agreement shall give written notice of such termination to the other party or parties hereto.

        11.2 Effect of Termination. If this Agreement is terminated as permitted by Section 11.1, termination shall be without liability of any party (or any trustee, beneficiary, stockholder, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement; provided, that if such termination shall result from the willful failure of the Company or any Seller to fulfill a condition to the performance of the obligations of the other party or parties, failure to perform a covenant of this Agreement or breach by such party of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all damages incurred or suffered by the other parties as a result of such failure or breach.

ARTICLE 12

MISCELLANEOUS

        12.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given at the party’s address (or telecopier number) set forth below, or such other address (or telecopier number) as shall have been furnished to the party giving or making such notice, request or other communication:

        If to the Company, to:

Graco Inc.
88 - 11th Avenue N.E.
Minneapolis, Minnesota 55413
Telecopier: 612/623-6944
Attention: General Counsel

        If to David Koch or Barbara Koch, to:

Koch Family Office
505 North Highway 169 Suite 595
Plymouth, Minnesota 55441
Telecopier: 763/417-2984
Attention: David A. Koch

        If to the Trustee, to:

U.S. Bank Trust National Association SD
141 North Main Avenue, Suite 300
Sioux Falls, South Dakota 57104-6429
Telecopier: 605/333-3813
Attention: Thomas J.Flynn

        If to the Foundation, to:

Koch Family Office
505 North Highway 169 Suite 595
Plymouth, Minnesota 55441
Telecopier: 763/417-2984
Attention: David A. Koch

        in the case of each Seller, with a copy to:

Dorsey & Whitney LLP
50 South Sixth Street Suite 1500
Minneapolis, Minnesota 55402
Telecopier: 763/417-2984
Attention: William Jonason, Esq.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

        12.2 Specific Enforcement; Severability. The Sellers, on the one hand, and the Company on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Each Seller and the Company agree that each shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically all terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which such Seller or the Company may be entitled at law or equity. If any provision of this Agreement is in violation of any statute, rule, regulation, order or decree of any governmental authority, court or agency, then such provision shall be modified to the minimum extent necessary so as to cure such violation, and all other provisions hereof shall remain in full force and effect notwithstanding such violation.

        12.3 Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by each party against whom the waiver is to be effective.

        (b)      No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        12.4 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expense.

        12.5 Successors and Assigns; No Third Party Beneficiary. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties hereto. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The obligations of each of David Koch and Barbara Koch under this Agreement, including the obligation to sell, transfer and assign the David Koch Shares constituting Purchase Shares and the Barbara Koch Shares constituting Purchase Shares to the Company, shall survive the death or disability of each such Seller.

        12.6 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto regarding the subject matter hereof.

        12.7 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Minnesota, without regard to the conflicts of law rules of such state.

        12.8 Paragraph Headings; Interpretation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the context so requires, the gender of any pronoun shall include the other genders. In this Agreement, “including” means “including without limitation”.

        12.9 Exculpation. It is expressly understood and agreed, anything herein to the contrary notwithstanding, that each and all of the representations, covenants, undertakings, warranties and agreements of the undersigned trustees are made and intended not for the purpose or with the intention of binding the undersigned trustees, in their stated capacity as trustees, personally but for the purpose of binding only the property of the Trust, and this instrument is executed and delivered by the undersigned trustees, in their stated capacity as trustees, not in their own right personally but solely in the exercise of the powers conferred on them as such trustees, and that no personal liability or responsibility is assumed by, nor shall at any time be asserted or enforceable against, the undersigned trustees or their successors, if any, on account of the purpose for which this instrument was executed; provided, that in no event shall the foregoing provisions of this Section 12.9 apply to David Koch except to the extent he is a party to this Agreement in his stated capacity as a trustee of the Trust.

        12.10 Definition of Person. For purposes of this Agreement, a “person” shall mean an individual, partnership, corporation, limited liability company, estate, trust or other entity.

        12.11 Counterparts. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one instrument; provided, that each party shall promptly deliver to the other parties each original counterpart of this Agreement executed by such party by facsimile.

        12.12 Further Assurances. In case at any time after the Closing any further action is necessary or desirable to convey or confirm the conveyance of the Purchase Shares (or any of them) to the Company free and clear of all Liens, or to otherwise give full effect to this Agreement, each Seller will (and each of David Koch and Barbara Koch will cause each Seller to) execute and deliver, or cause Merrill Lynch and Piper Jaffray to execute and deliver, such further instruments and documents as the Company reasonably may request, all at the sole cost and expense of such Seller, to so convey or confirm such conveyance of such Purchase Shares, or to so otherwise give full effect to this Agreement.

[Remainder of page left blank intentionally; signature page follows]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the day and year first above written.

The Company:

GRACO INC.

By \Mark W. Sheahan
Its: Vice President and Treasurer

The Trustee:

\David A. Koch
David A. Koch

\Paul M. Toregerson
Paul M. Torgerson

U.S. Bank Trust National Association SD

By \Thomas J. Flynn
Its: Managing Director

As Trustees of the Trust, and NOT Individually

David A. Koch:

\David A. Koch
David A. Koch

Barbara Koch:

\Barbara Koch
Barbara G. Koch

The Foundation:

GREYCOACH FOUNDATION

By: \David A. Koch
Its: President

Exhibit A

Opinion of Dorsey & Whitney LLP

March 13, 2003

Graco Inc.
88 – 11th Avenue N.E.
Minneapolis MN 55413

Re:	Sale of Graco Inc. Stock by David A. Koch, Barbara G. Koch, Clarissa L. Gray Trust and Greycoach Foundation

Ladies and Gentlemen:

        We have acted as counsel to (i) David A. Koch, a resident of the State of Minnesota (“David Koch”), (ii) Barbara G. Koch, a resident of the State of Minnesota (“Barbara Koch”), (iii) David A. Koch, Paul M. Torgerson and U.S. Bank Trust National Association SD, as trustees of the Trust (the “Trust”) administered pursuant to Article V of the Last Will and Testament and Codicil thereto of Clarissa L. Gray deceased (the “Trustee”), and (iv) Greycoach Foundation, a Minnesota nonprofit corporation (the “Foundation” and, together with David Koch, Barbara Koch and the Trustee, the “Sellers,” each such person being a “Seller”), in connection with the Stock Purchase Agreement, dated March 13, 2003 (the “Purchase Agreement”), among Sellers and Graco Inc., a Minnesota corporation (the “Company”). This opinion is being delivered pursuant to Section 7.1(a)(iii) of the Purchase Agreement. All capitalized terms used herein and not defined herein have the meanings assigned to them in the Purchase Agreement.

        We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.

        In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. Moreover, we have assumed, with respect to all parties to agreements or instruments relevant hereto other than the Sellers, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise) on the part of such parties, that such agreements or instruments have been duly executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon the representations made in the Purchase Agreement and upon certificates of David Koch, Barbara Koch, the Trustee, officers of the Foundation and of public officials.

        Our opinions expressed below as to certain factual matters are qualified as being limited “to our knowledge” or by other words to the same or similar effect. Such words, as used herein, mean the information known to William B. Payne, William A. Jonason, Stanley M. Rein or Alysia Zens, the attorneys who have represented the Sellers in connection with the transactions contemplated by the Purchase Agreement, in connection with their representation of the Sellers. In rendering such opinions, we have not conducted any independent investigation or consulted with other attorneys in our firm with respect to the matters covered thereby. No inference as to our knowledge with respect to such matters should be drawn from the fact of our representation of the Sellers.

        Based on the foregoing, we are of the opinion that:

        1       The Trust is a trust which was duly created under the laws of the State of Minnesota and which now has its situs in and is validly existing under the laws of the State of South Dakota, the sole trustees of which are U.S. Bank Trust National Association SD, David A. Koch and Paul M. Torgerson. The Trustee has the power and authority to execute and deliver, and perform its obligations under, the Purchase Agreement.

        2       The Foundation is a nonprofit corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, with corporate power to execute and deliver, and perform its obligations under, the Purchase Agreement.

        3       The execution, delivery and performance by each of the Trustee and the Foundation of the Purchase Agreement, including the sale of the Purchase Shares stated in the Purchase Agreement to be owned by such Seller to the Company, have been duly authorized by all necessary action on the part of each such Seller. The Purchase Agreement has been duly executed and delivered by each Seller and constitutes the legal, valid, binding and enforceable obligation of each Seller in accordance with its terms.

        4       The execution, delivery and performance by each Seller of the Purchase Agreement, including the sale of the Purchase Shares stated in the Purchase Agreement to be owned by such Seller to the Company, require no action by or in respect of, or filing with, any governmental body, agency or official; provided, that the Purchase Agreement and certain filings relating to David Koch’s beneficial ownership of the Company’s common stock must be filed with the Securities and Exchange Commission.

        5       The execution, delivery and performance of the Purchase Agreement by each Seller will not (i) violate the terms of the Trust, (ii) violate or conflict with the articles of incorporation or bylaws of the Foundation, or (iii) violate any law of the United States or the State of Minnesota, any rule, regulation or ordinance of any governmental authority or regulatory body of the United States or the State of Minnesota, or, to our knowledge, any judgment, order or decree applicable to such Seller of any court, governmental authority or arbitrator.

        6       To our knowledge, there is no action, suit, investigation or proceeding pending or threatened against any Seller which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by the Purchase Agreement, including the sale of the Purchase Shares to the Company.

7 To our knowledge, no insolvency or bankruptcy proceedings of any nature are pending against or with respect to any Seller under the laws of the United States, any state or any foreign jurisdiction.

        8       Assuming the Company does not have notice of any adverse claim (within the meaning of the Uniform Commercial Code) to the Purchase Shares, upon delivery of certificates representing the Purchase Shares to the Company and payment therefor by the Company, the Company will acquire the Purchase Shares free of any adverse claim, including (without limitation) claims of persons having vested or contingent interests in the Trust.

        The opinions set forth above are subject to the following qualifications and exceptions:

        (a)      Our opinions in paragraph 3 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors’ or secured creditors’ rights, including (without limitation) applicable fraudulent transfer laws.

        (b)      Our opinions in paragraph 3 above are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

        (c)      Minnesota Statutes § 290.371, Subd. 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report is precluded. Insofar as our opinion may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports.

        Our opinions expressed above are limited to the laws of the States of Minnesota and South Dakota and the federal laws of the United States of America.

        The foregoing opinions are being furnished to you solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.

Very truly yours,

WAJ/SMR

Exhibit B

Opinion of Robert M. Mattison

March 12, 2003

David A. Koch
Barbara G. Koch
505 North Highway 169
Suite 595
Plymouth, Minnesota 55441

David A. Koch,
Paul M. Torgerson
and U.S. Bank Trust National Association SD,
as Trustees of the Trust
administered pursuant to
Article V of the Last
Will and Testament and Codicil thereto
of Clarissa L. Gray deceased
P.O. Box 5308
Sioux Falls, South Dakota 57117-5308
Attention: Thomas J. Flynn, President

Greycoach Foundation
505 North Highway 169
Suite 595
Plymouth,
Minnesota 55441

Ladies and Gentlemen:

        I am the Vice President, General Counsel and Secretary of Graco Inc., a Minnesota corporation (the “Company”), and have acted as counsel to the Company in connection with the preparation, execution and delivery of the Stock Purchase Agreement dated as of March 12, 2003 (the “Purchase Agreement”), by and among each of you (collectively, the “Sellers”, and each sometimes referred to herein as a “Seller”) and the Company, pursuant to which each Seller has agreed to sell, and the Company has agreed to repurchase from such Seller, the Purchase Shares owned by such Seller, on the terms and subject to the conditions thereof. This opinion is rendered to you pursuant to Section 7.2(ii), of the Purchase Agreement. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

        I have examined copies of such documents, have made such inquiries and have reviewed such questions of law as I have deemed necessary and appropriate for the purposes of this opinion.

        In rendering my opinion set forth below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons. Moreover, I have assumed, with respect to all parties (other than the Company) to agreements or instruments relevant hereto (including the Purchase Agreement), that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise) on the part of such parties, that such agreements or instruments have been duly executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to my opinions, I have relied upon the representations made in the Purchase Agreement and upon certificates of officers of the Company.

        On the basis of the foregoing, and subject to the qualifications and exceptions hereafter set forth, I am of the opinion that:

        (a)      The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota and has all corporate power necessary to purchase the Purchase Shares pursuant to the terms of the Purchase Agreement and to perform its other obligations under the Purchase Agreement.

        (b)      The execution, delivery and performance by the Company of the Purchase Agreement, including the purchase of the Purchase Shares by the Company, have been duly authorized by all necessary corporate action on the part of the Company. The Purchase Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

        (c)      The execution, delivery and performance by the Company of the Purchase Agreement, including the purchase of the Purchase Shares by the Company, require no action by or in respect of, or filing with, any governmental body, agency or official, provided, that the Purchase Agreement must be filed with the Securities and Exchange Commission.

        (d)      The execution, delivery and performance by the Company of the Purchase Agreement, including the purchase of the Purchase Shares by the Company, do not (i) violate any provision of the articles of incorporation or bylaws of the Company, (ii) violate any statute, law, rule, regulation or ordinance applicable to the Company or (iii) to my knowledge, violate any judgment, writ, injunction, order or decree to which the Company is subject.

        (e)      To my knowledge, no action, suit, investigation or proceeding is pending or threatened against the Company or any subsidiary thereof which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by the Purchase Agreement, including the purchase of the Purchase Shares.

        (f)      To my knowledge, no insolvency or bankruptcy proceedings of any nature are pending against or with respect to the Company under the laws of the United States, any state or any foreign jurisdiction.

        The opinions set forth above are subject to the following qualifications and exceptions:

        (1)      My opinions in paragraph (b) above as to enforceability are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors’ rights, including (without limitation) applicable fraudulent conveyance or transfer laws.

        (2)      My opinions in paragraph (b) above as to enforceability are subject to the effect of general principles of equity, including (without limitation) concepts of materiality and reasonableness, good faith and fair dealing by each Seller, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

        (3)      My opinions in paragraphs (a), (b) and (d) above assume that the Company will be able to pay its debts in the ordinary course of business after purchasing the Purchase Shares for purposes of Section 302A.551 of the Minnesota Business Corporation Act.

        (4)      My opinions expressed above as to certain factual matters are qualified as being limited “to my knowledge” or by other words to the same or similar effect. Such words, as used herein, mean my actual knowledge.

        (5)      My opinions expressed above are limited to the laws of the State of Minnesota and the federal laws of the United States; provided, however, that I express no opinion with respect to the applicability of any of the following types of laws: federal and state securities laws or any regulations promulgated thereunder.

        The foregoing opinions are being furnished to you solely for your benefit in connection with the transactions described in the Purchase Agreement. These opinions may not be relied upon or used by you for any other purpose and may not be relied upon or used by, nor may copies be delivered to, any other person without my prior written consent.

Very truly yours,

\Robert M. Mattison
Robert M. Mattison